Exhibit 99.1

Insperity Announces Second Quarter Results

HOUSTON — Aug. 1, 2014 — Insperity, Inc. (NYSE:NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter and six months ended June 30, 2014. For the second quarter, the company reported adjusted net income of $3.5 million and adjusted diluted earnings per share of $0.13. Adjusted net income excludes an after-tax non-cash impairment charge of $1.6 million, or $0.06 per share, associated with the reorganization of our Employment Screening business. Reported second quarter net income and earnings per share were $1.9 million and $0.07, respectively.

“We are pleased with our second quarter results and the traction we are gaining in sales of several of our new service offerings,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are well positioned for accelerating unit growth over the balance of the year and into 2015.”

Second Quarter Results

Revenues for the second quarter of 2014 increased 3.2% over the second quarter of 2013 to $564.6 million, due to a 1.2% increase in the average number of worksite employees paid per month and a 1.9% increase in revenues per worksite employee per month. Gross profit decreased 2.3% as expected compared to the second quarter of 2013 to $95.5 million. Benefits costs per covered employee per month increased by 5.0% over the second quarter of 2013 and included increased taxes associated with the Affordable Care Act.

Adjusted operating expenses excluding the impact of the $2.5 million impairment charge increased 2.3% over the second quarter of 2013 to $89.6 million.

Year-to-Date Results

For the six months ended June 30, 2014, the company reported adjusted net income of $13.0 million and adjusted diluted earnings per share of $0.51. These earnings exclude after-tax costs of $1.6 million or $0.06 per share associated with the non-cash impairment charge. Reported net income for the six months ended June 30, 2014 was $11.5 million, or $0.45 per diluted share.

Year-to-date revenues were $1.2 billion, an increase of 3.7% compared to the 2013 period. Gross profit for the six months ended June 30, 2014 decreased 2.1% to $201.6 million. The average gross profit per worksite employee per month decreased $10, or 3.6%, to $264 in the 2014 period from $274 in the 2013 period.

Adjusted year-to-date operating expenses excluding the impact of the impairment charge, increased 3.2% over the first six months of 2013 to $179.1 million, approximately $6 million below initial 2014 guidance provided by the company. These expenses include investments made over the course of 2013, including a 15.6% year-over-year increase in the average number of trained Business Performance Advisors, and a $2.0 million investment in human capital management technology.

“We continue to invest in areas important to our long-term strategy, including sales, technology and product development, while managing other areas of the business to better align operating costs with projected unit growth,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.

Adjusted EBITDA was $38.9 million in the first six months of 2014. Cash outlays included the repurchase of 496,226 shares at a cost of $14.7 million, dividends of $9.2 million and capital expenditures of $6.6 million. Working capital at June 30, 2014 was $121.6 million.

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the third quarter and full year 2014 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 65075498. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 65075498. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 28 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurances Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2013 revenues of $2.3 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be in accurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state and federal unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; and (xi) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash and cash equivalents	$168,889	$225,755
Restricted cash	53,441	51,928
Marketable securities	43,431	46,340
Accounts receivable, net	222,895	210,009
Prepaid insurance	24,813	10,638
Other current assets	13,076	12,053
Income taxes receivable	7,730	409
Deferred income taxes	—	8,185
Total current assets	534,275	565,317

Property and equipment, net	83,252	86,415
Prepaid health insurance	9,000	9,000
Deposits	93,732	85,578
Goodwill and other intangible assets, net	15,152	18,434
Other assets	1,845	1,816
Total assets	$737,256	$766,560

Liabilities and Stockholders' Equity:
Accounts payable	$1,821	$2,678
Payroll taxes and other payroll deductions payable	109,164	165,604
Accrued worksite employee payroll cost	188,640	173,801
Accrued health insurance costs	21,324	5,103
Accrued workers’ compensation costs	54,744	52,930
Accrued corporate payroll and commissions	17,477	21,611
Other accrued liabilities	19,460	14,960
Total current liabilities	412,630	436,687

Accrued workers’ compensation costs	72,963	68,905
Deferred income taxes	4,293	7,696
Total noncurrent liabilities	77,256	76,601

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	136,505	135,653
Treasury stock, at cost	(147,706)	(138,688)
Accumulated other comprehensive income, net of tax	41	29
Retained earnings	258,222	255,970
Total stockholders’ equity	247,370	253,272
Total liabilities and stockholders’ equity	$737,256	$766,560

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Operating results:
Revenues (gross billings of $3.281 billion, $3.167 billion, $6.869 billion and $6.499 billion less worksite employee payroll cost of $2.716 billion, $2.620 billion, $5.667 billion and $5.340 billion, respectively)	$564,621	$547,274	3.2%	$1,201,620	$1,159,110	3.7%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	469,168	449,528	4.4%	999,991	953,246	4.9%
Gross profit	95,453	97,746	(2.3)%	201,629	205,864	(2.1)%
Operating expenses:
Salaries, wages and payroll taxes	47,829	45,689	4.7%	98,861	93,900	5.3%
Stock-based compensation	3,245	3,292	(1.4)%	5,645	5,602	0.8%
Commissions	3,717	3,533	5.2%	6,963	6,740	3.3%
Advertising	8,356	9,720	(14.0)%	13,297	14,970	(11.2)%
General and administrative expenses	21,116	20,039	5.4%	43,848	42,025	4.3%
Impairment charge	2,485	—	—	2,485	—	—
Depreciation and amortization	5,291	5,245	0.9%	10,525	10,390	1.3%
Total operating expenses	92,039	87,518	5.2%	181,624	173,627	4.6%
Operating income	3,414	10,228	(66.6)%	20,005	32,237	(37.9)%
Other income (expense):
Interest, net	24	60	(60.0)%	71	129	(45.0)%
Other, net	12	(2,676)	(100.4)%	(14)	(2,667)	(99.5)%
Income before income tax expense	3,450	7,612	(54.7)%	20,062	29,699	(32.4)%
Income tax expense	1,559	4,124	(62.2)%	8,607	13,038	(34.0)%
Net income	$1,891	$3,488	(45.8)%	$11,455	$16,661	(31.2)%
Less distributed and undistributed earnings allocated to participating securities	(139)	(124)	12.1%	(333)	(481)	(31.3)%
Net income allocated to common shares	$1,752	$3,364	(47.9)%	$11,122	$16,180	(31.3)%
Basic net income per share of common stock	$0.07	$0.14	(50.0)%	$0.45	$0.65	(30.8)%
Diluted net income per share of common stock	$0.07	$0.14	(50.0)%	$0.45	$0.65	(30.8)%

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Statistical data:
Average number of worksite employees paid per month	128,274	126,696	1.2%	127,281	125,044	1.8%
Revenues per worksite employee per month(1)	$1,467	$1,440	1.9%	$1,573	$1,545	1.8%
Gross profit per worksite employee per month	248	257	(3.5)%	264	274	(3.6)%
Operating expenses per worksite employee per month	239	230	3.9%	238	231	3.0%
Operating income per worksite employee per month	9	27	(66.7)%	26	43	(39.5)%
Net income per worksite employee per month	5	9	(44.4)%	15	22	(31.8)%

(1)	Gross billings of $8,526, $8,332, $8,994 and $8,663 per worksite employee per month, less payroll cost of $7,059, $6,892, $7,421 and $7,118 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Payroll cost (GAAP)	$2,716,514	$2,619,690	3.7%	$5,667,082	$5,340,202	6.1%
Less: Bonus payroll cost	222,005	171,362	29.6%	743,346	513,927	44.6%
Non-bonus payroll cost	$2,494,509	$2,448,328	1.9%	$4,923,736	$4,826,275	2.0%

Payroll cost per worksite employee per month (GAAP)	$7,059	$6,892	2.4%	$7,421	$7,118	4.3%
Less: Bonus payroll cost per worksite employee per month	577	451	27.9%	973	685	42.0%
Non-bonus payroll cost per worksite employee per month	$6,482	$6,441	0.6%	$6,448	$6,433	0.2%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Operating expenses (GAAP)	$92,039	$87,518	5.2%	$181,624	$173,627	4.6%
Impairment charge	2,485	—	—	2,485	—	—
Adjusted operating expenses	$89,554	$87,518	2.3%	$179,139	$173,627	3.2%

Adjusted operating expenses represent operating expenses excluding the impact of impairment charges.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Net income (GAAP)	$1,891	$3,488	(45.8)%	$11,455	$16,661	(31.2)%
Income tax expense	1,559	4,124	(62.2)%	8,607	13,038	(34.0)%
Depreciation and amortization	5,291	5,245	0.9%	10,525	10,390	1.3%
Interest expense	88	88	—	177	176	0.6%
EBITDA	8,829	12,945	(31.8)%	30,764	40,265	(23.6)%
Impairment charges	2,485	2,679	(7.2)%	2,485	2,679	(7.2)%
Stock-based compensation	3,245	3,292	(1.4)%	5,645	5,602	0.8%
Adjusted EBITDA	$14,559	$18,916	(23.0)%	$38,894	$48,546	(19.9)%

Adjusted EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense, and stock-based compensation. Insperity management believes adjusted EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Net income (GAAP)	$1,891	$3,488	(45.8)%	$11,455	$16,661	(31.2)%
Impairment charges, net of tax	1,566	2,679	(41.5)%	1,566	2,679	(41.5)%
Adjusted net income	$3,457	$6,167	(43.9)%	$13,021	$19,340	(32.7)%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Diluted net income per share of common stock (GAAP)	$0.07	$0.14	(50.0)%	$0.45	$0.65	(30.8)%
Impairment charges, net of tax	0.06	0.10	(40.0)%	0.06	0.10	(40.0)%
Adjusted diluted net income per share of common stock	$0.13	$0.24	(45.8)%	$0.51	$0.75	(32.0)%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the impairment charge related to Employment Screening reporting unit in 2014 and the impairment charge related to The Receivables Exchange in 2013. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company's operating performance in this period, as they allow for additional analysis of the company's operating results separate from the impact of the impairment.

Non-bonus payroll, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.